Exhibit 99.1 News Release
Contacts:

Jerri Fuller Dickseski (Media)
jerri.dickseski@hii-co.com
757-380-2341

Dwayne Blake (Investors)
dwayne.blake@hii-co.com
757-380-2104
Huntington Ingalls Industries Reports Fourth Quarter and Full Year 2019 Results

•Revenues were $2.4 billion in the quarter; $8.9 billion in 2019
•Operating margin was 7.7% in the quarter; 8.3% in 2019
•Diluted earnings per share was $3.61 in the quarter; $13.26 in 2019
•Adjusted diluted earnings per share1 was $4.36 in the quarter; $14.01 in 2019
•Cash from operations was $896 million, and free cash flow1 was $460 million in 2019

NEWPORT NEWS, Va. (Feb. 13, 2020) - Huntington Ingalls Industries (NYSE: HII) reported fourth quarter 2019 revenues of $2.4 billion, up 9.7% from the fourth quarter of 2018. Operating income in the quarter was $186 million and operating margin was 7.7%, compared to $213 million and 9.7%, respectively, in the fourth quarter of 2018. Diluted earnings per share in the quarter was $3.61, compared to $4.94 in the same period of 2018.

For the full year, revenues of $8.9 billion increased 8.8% over 2018. Operating income in 2019 was $736 million and operating margin was 8.3%, compared to $951 million and 11.6%, respectively, in 2018. Diluted earnings per share for the full year was $13.26, compared to $19.09 in 2018.

Non-cash asset impairment charges totaling $35 million, primarily related to goodwill, were recorded in the fourth quarter of 2019 as a result of the company's decision to divest its oil and gas business. Excluding these charges, adjusted diluted earnings per share1 in the quarter was $4.36 and $14.01 for 2019. The oil and gas business is reflected as an asset held for sale on the company's balance sheet.

Cash from operations in 2019 was $896 million and free cash flow1 was $460 million, compared to $914 million and $512 million, respectively, in 2018.

New contract awards in the fourth quarter of 2019 totaled $9.7 billion, bringing total backlog to $46.5 billion as of Dec. 31, 2019. Awards in the fourth quarter included a $7.7 billion contract for the construction of Block V boats of the Virginia-class submarine (VCS) program. Other major contract awards in 2019 included the $15.2 billion contract for the detail design and construction of two Gerald R. Ford-class aircraft carriers, and the $1.5 billion contract for the detail design and construction of the amphibious transport dock Harrisburg (LPD 30).

“Our 2019 shipbuilding results were in line with our expectations, and we have entered 2020 with very positive operating momentum after achieving a number of key program milestones across both shipyards. Additionally, we are continuing to refine our focus in Technical Solutions as we invest in markets that are aligned with Navy and broader customer priorities,” said Mike Petters, HII president and CEO. “With an unprecedented backlog of shipbuilding work serving as a strong foundation, we are actively shaping our business portfolio to optimize long-term value creation for our shareholders, customers and employees.”

1 Non-GAAP measure. See Exhibit B for definition and reconciliation.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Results of Operations

	Three Months Ended				Year Ended
	December 31				December 31
(in millions, except per share amounts)	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Sales and service revenues	$2,412	$2,199	$213	9.7%	$8,899	$8,176	$723	8.8%
Operating income	186	213	(27)	(12.7)%	736	951	(215)	(22.6)%
Operating margin %	7.7%	9.7%		(197) bps	8.3%	11.6%		(336) bps
Segment operating income[1]	173	148	25	16.9%	631	663	(32)	(4.8)%
Segment operating margin %[1]	7.2%	6.7%		44 bps	7.1%	8.1%		(102) bps
Net earnings	149	212	(63)	(29.7)%	549	836	(287)	(34.3)%
Diluted earnings per share	$3.61	$4.94	$(1.33)	(26.9)%	$13.26	$19.09	$(5.83)	(30.5)%

Adjusted Figures
Sales and service revenues	$2,412	$2,199	$213	9.7%	$8,899	$8,176	$723	8.8%
Operating income[2]	215	213	2	0.9%	765	951	(186)	(19.6)%
Operating margin %[2]	8.9%	9.7%		(77) bps	8.6%	11.6%		(304) bps
Segment operating income[1,2]	202	148	54	36.5%	660	663	(3)	(0.5)%
Segment operating margin %[1,2]	8.4%	6.7%		164 bps	7.4%	8.1%		(69) bps
Net earnings[3]	180	212	(32)	(15.1)%	580	836	(256)	(30.6)%
Diluted earnings per share[3]	$4.36	$4.94	$(0.58)	(11.7)%	$14.01	$19.09	$(5.08)	(26.6)%
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for definitions and reconciliations.
[2] Non-GAAP measures that exclude the impact of non-cash goodwill impairment charges in the fourth quarter of 2019. See Exhibit B for reconciliation.
[3] Non-GAAP measures that exclude the impacts of non-cash goodwill and long-lived asset impairment charges in the fourth quarter of 2019. See Exhibit B for reconciliation.

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended				Year Ended
	December 31				December 31
($ in millions)	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Revenues	$702	$699	$3	0.4%	$2,555	$2,607	$(52)	(2.0)%
Segment operating income[1]	59	84	(25)	(29.8)%	235	313	(78)	(24.9)%
Segment operating margin %[1]	8.4%	12.0%		(361) bps	9.2%	12.0%		(281) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Ingalls Shipbuilding revenues for the fourth quarter of 2019 were $702 million, an increase of $3 million, or 0.4%, from the same period in 2018, due to higher revenues on the San Antonio-class LPD program and Legend-class National Security Cutter (NSC) program, largely offset by lower revenues on the America-class LHA program. Higher LPD program revenues were primarily due to increased volume on Harrisburg (LPD 30), partially offset by lower volume on Fort Lauderdale (LPD 28). Higher NSC program revenues were primarily due to increased volumes on Calhoun (NSC 10) and NSC 11 (unnamed), partially offset by lower volumes on the delivered USCGC Midgett (NSC 8) and Stone (NSC 9). Lower LHA program revenues were primarily due to decreased volume on Tripoli (LHA 7).

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Ingalls Shipbuilding segment operating income for the fourth quarter was $59 million, a decrease of $25 million from the same period last year. Segment operating margin in the quarter was 8.4%, compared to 12.0% in the same period last year. These decreases were primarily due to lower risk retirement on the LHA and LPD programs, as well as recoveries related to a 2018 settlement agreement, partially offset by higher risk retirement on the Arleigh Burke-class DDG program.

For the full year, Ingalls Shipbuilding revenues were $2.6 billion, a decrease of $52 million, or 2.0%, from 2018, primarily driven by lower revenues in the NSC program, surface combatants, and amphibious assault ships. Revenues on the NSC program decreased due to lower volumes on USCGC Kimball (NSC 7), USCGC Midgett (NSC 8), and Stone (NSC 9), partially offset by higher volumes on NSC 11 (unnamed) and Calhoun (NSC 10). Surface combatant revenues decreased as a result of lower volumes on Delbert D. Black (DDG 119), Paul Ignatius (DDG 117), Frank E. Petersen Jr. (DDG 121), and Lenah H. Sutcliffe Higbee (DDG 123), partially offset by higher volumes on Ted Stevens (DDG 128), USS Fitzgerald (DDG 62) repair and restoration, Jeremiah Denton (DDG 129), Jack H. Lucas (DDG 125), and George M. Neal (DDG 131). Amphibious assault ship revenues decreased as a result of lower volumes on Tripoli (LHA 7), Fort Lauderdale (LPD 28), and the delivered USS Portland (LPD 27), partially offset by higher volumes on Bougainville (LHA 8), Harrisburg (LPD 30), Richard M. McCool Jr. (LPD 29), and LPD Life Cycle Engineering and Services.

For the full year, Ingalls Shipbuilding segment operating income was $235 million, compared to $313 million in 2018. Segment operating margin was 9.2% for 2019, compared to 12.0% in 2018. The decreases were primarily due to lower risk retirement on the LPD and LHA programs and recoveries related to a 2018 settlement agreement.

Key Ingalls Shipbuilding milestones for the quarter:
•Completed acceptance trials for amphibious assault ship Tripoli (LHA 7)
•Authenticated keel of guided missile destroyer Jack H. Lucas (DDG 125)
•Began fabrication of National Security Cutter Calhoun (NSC 10)
•Awarded a contract with a potential value of $453 million for planning yard services in support of in-service Ticonderoga-class cruisers and Spruance-class destroyers

Newport News Shipbuilding

	Three Months Ended				Year Ended
	December 31				December 31
($ in millions)	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Revenues	$1,390	$1,278	$112	8.8%	$5,186	$4,722	$464	9.8%
Segment operating income[1]	133	57	76	133.3%	390	318	72	22.6%
Segment operating margin %[1]	9.6%	4.5%		511 bps	7.5%	6.7%		79 bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Newport News Shipbuilding revenues for the fourth quarter of 2019 were $1.4 billion, an increase of $112 million, or 8.8%, from the same period in 2018, due to higher revenues in submarine construction. Higher submarine revenues were primarily due to higher volumes on Virginia-class submarine (VCS) program Block IV and Block V boats, as well as higher volume on Columbia-class, partially offset by lower revenues related to Block III boats of the VCS program.

Newport News Shipbuilding segment operating income for the fourth quarter was $133 million, an increase of $76 million from the same period last year. Segment operating margin was 9.6% for the quarter, compared to 4.5% in the same period last year. These increases were primarily due to award of the VCS Block V contract, as well as contract changes for support services on Los Angeles-class submarines.

For the full year, Newport News Shipbuilding revenues were $5.2 billion, an increase of $464 million, or 9.8%, from 2018, due to higher revenues in aircraft carriers, submarines, and naval nuclear support services. Aircraft carrier revenues increased primarily as a result of higher volumes on Enterprise (CVN 80), the advance planning contract for the RCOH of USS John C. Stennis (CVN 74), and CVN 81 (Doris Miller), partially offset by lower volumes on the RCOH of USS George Washington (CVN 73) and John F. Kennedy (CVN 79). Submarine revenues related to the VCS program increased as a result of higher volumes on Block V and Block IV boats, offset by lower volumes

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

on Block III boats. Naval nuclear support services revenues increased primarily as a result of contract changes on submarine support services and higher volume in facility maintenance services.

For the full year, Newport News Shipbuilding segment operating income was $390 million, an increase of $72 million from 2018. Segment operating margin for 2019 was 7.5%, compared to 6.7% in 2018. These increases were primarily due to contract changes on submarine support services, the higher volumes noted in the preceding paragraph, and higher risk retirement on the RCOH of USS George Washington (CVN 73), partially offset by favorable changes in workers' compensation expense in 2018.

Key Newport News Shipbuilding milestones for the quarter:
•Christened and launched the aircraft carrier John F. Kennedy (CVN 79)
•Delivered Virginia-class submarine Delaware (SSN 791)
•Achieved pressure hull complete on Virginia-class submarine Montana (SSN 794)
•Achieved approximately 68% completion of the RCOH of USS George Washington (CVN 73)
•Awarded a $7.7 billion contract for construction of Virginia-class Block V submarines
•Awarded a contract with a potential value of $454 million for planning yard design services for nuclear-powered submarines

Technical Solutions

	Three Months Ended				Year Ended
	December 31				December 31
($ in millions)	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Revenues	$369	$267	$102	38.2%	$1,309	$988	321	32.5%
Segment operating income[1]	(19)	7	$(26)	(371.4)%	6	32	(26)	(81.3)%
Segment operating margin %[1]	(5.1)%	2.6%		(777) bps	0.5%	3.2%		(278) bps
Adjusted segment operating income[1]	10	7	3	42.9%	35	32	3	9.4%
Adjusted segment operating margin %[1]	2.7%	2.6%		9 bps	2.7%	3.2%		(57) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Technical Solutions revenues for the fourth quarter of 2019 were $369 million, an increase of $102 million, or 38.2%, from the same period in 2018, primarily due to higher mission driven innovative solutions (MDIS) revenues attributable to the additions of Fulcrum IT Services (Fulcrum) and G2, Inc. (G2), as well as higher fleet support and oil and gas revenues.

Technical Solutions segment operating loss for the fourth quarter was $19 million, compared to segment operating income of $7 million in fourth quarter 2018. The decrease was primarily due to a goodwill impairment at our oil and gas reporting unit.

For the full year, Technical Solutions revenues were $1.3 billion, an increase of $321 million, or 32.5%, from 2018, primarily due to higher MDIS revenues attributable to the additions of Fulcrum and G2, as well as higher fleet support and oil and gas revenues.

For the full year, Technical Solutions segment operating income was $6 million, compared to $32 million in 2018. The decrease was primarily due to a goodwill impairment at our oil and gas reporting unit and a loss on a fleet support services contract, partially offset by higher equity income from our nuclear and environmental joint ventures and one time employee bonus payments in 2018 related to the U.S. Tax Cuts and Jobs Act of 2017.

Key Technical Solutions milestones for the quarter:
•Awarded a contract to provide broad analytical and technical services to the U.S. Air Force in areas such as network architecture and cybersecurity

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

About Huntington Ingalls Industries
Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of professional services to partners in government and industry. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. HII’s Technical Solutions division provides a wide range of professional services through its Fleet Support, Mission Driven Innovative Solutions, Nuclear & Environmental, and Oil & Gas groups. Headquartered in Newport News, Virginia, HII employs more than 42,000 people operating both domestically and internationally. For more information, please visit www.huntingtoningalls.com.
 Conference Call Information
Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. ET today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: www.huntingtoningalls.com. A telephone replay of the conference call will be available from noon today through Wednesday, Feb. 19 by calling toll-free (855) 859-2056 or (404) 537-3406 and using conference ID 9379325.

Forward-Looking Statements
Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to estimate our future contract costs and perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural and environmental disasters and political instability; our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures and strategic acquisitions; adverse economic conditions in the United States and globally; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make. This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year Ended December 31
(in millions, except per share amounts)	2019	2018	2017
Sales and service revenues
Product sales	$6,265	$6,023	$5,573
Service revenues	2,634	2,153	1,868
Sales and service revenues	8,899	8,176	7,441
Cost of sales and service revenues
Cost of product sales	5,158	4,627	4,277
Cost of service revenues	2,210	1,758	1,536
Income from operating investments, net	22	17	12
Other income and gains	—	14	—
General and administrative expenses	788	871	759
Goodwill impairment	29	—	—
Operating income	736	951	881
Other income (expense)
Interest expense	(70)	(58)	(94)
Non-operating retirement benefit	12	74	(16)
Other, net	5	4	1
Earnings before income taxes	683	971	772
Federal and foreign income taxes	134	135	293
Net earnings	$549	$836	$479

Basic earnings per share	$13.26	$19.09	$10.48
Weighted-average common shares outstanding	41.4	43.8	45.7

Diluted earnings per share	$13.26	$19.09	$10.46
Weighted-average diluted shares outstanding	41.4	43.8	45.8

Dividends declared per share	$3.61	$3.02	$2.52

Net earnings from above	$549	$836	$479
Other comprehensive income
Change in unamortized benefit plan costs	(167)	(232)	59
Other	3	(2)	14
Tax benefit (expense) for items of other comprehensive income	43	59	(22)
Other comprehensive income (loss), net of tax	(121)	(175)	51
Comprehensive income	$428	$661	$530

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

($ in millions)	December 31 2019	December 31 2018
Assets
Current Assets
Cash and cash equivalents	$75	$240
Accounts receivable, net of allowance for doubtful accounts of $3 million as of 2019 and $9 million as of 2018	318	252
Contract assets	989	1,003
Inventoried costs, net	136	128
Income taxes receivable	148	94
Assets held for sale	95	1
Prepaid expenses and other current assets	24	27
Total current assets	1,785	1,745
Property, Plant, and Equipment
Land and land improvements	282	321
Buildings and leasehold improvements	2,384	2,043
Machinery and other equipment	1,909	1,771
Capitalized software costs	218	211
	4,793	4,346
Accumulated depreciation and amortization	(1,961)	(1,829)
Property, Plant, and Equipment	2,832	2,517
Other Assets
Operating lease assets	201	—
Goodwill	1,373	1,263
Other intangible assets, net of accumulated amortization of $599 million as of 2019 and $564 million as of 2018	492	492
Long-term deferred tax assets	108	163
Miscellaneous other assets	240	203
Total other assets	2,414	2,121
Total assets	$7,031	$6,383

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (continued)

($ in millions)	December 31 2019	December 31 2018
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$497	$562
Accrued employees’ compensation	265	248
Current portion of postretirement plan liabilities	130	131
Current portion of workers’ compensation liabilities	225	225
Contract liabilities	373	331
Liabilities held for sale	77	—
Other current liabilities	323	332
Total current liabilities	1,890	1,829
Long-term debt	1,286	1,283
Pension plan liabilities	975	764
Other postretirement plan liabilities	380	348
Workers’ compensation liabilities	457	454
Long-term operating lease liabilities	164	—
Other long-term liabilities	291	189
Total liabilities	5,443	4,867
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.01 par value; 150 million shares authorized; 53.2 million shares issued and 40.8 million shares outstanding as of December 31, 2019, and 53.1 million shares issued and 41.9 million shares outstanding as of December 31, 2018	1	1
Additional paid-in capital	1,961	1,954
Retained earnings	3,009	2,609
Treasury stock	(1,974)	(1,760)
Accumulated other comprehensive loss	(1,409)	(1,288)
Total stockholders’ equity	1,588	1,516
Total liabilities and stockholders’ equity	$7,031	$6,383

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
($ in millions)	2019	2018	2017
Operating Activities
Net earnings	$549	$836	$479
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	180	167	165
Amortization of purchased intangibles	47	36	40
Amortization of debt issuance costs	3	4	6
Provision for doubtful accounts	(6)	(4)	10
Stock-based compensation	30	36	34
Deferred income taxes	97	10	184
Goodwill impairment	29	—	—
Loss on early extinguishment of debt	—	—	22
Change in
Accounts receivable	(51)	195	(126)
Contract assets	32	(242)	91
Inventoried costs	(11)	40	18
Prepaid expenses and other assets	(93)	(40)	(52)
Accounts payable and accruals	4	335	102
Retiree benefits	80	(454)	(163)
Other non-cash transactions, net	6	(5)	4
Net cash provided by operating activities	896	914	814
Investing Activities
Capital expenditures
Capital expenditure additions	(530)	(463)	(382)
Grant proceeds for capital expenditures	94	61	21
Acquisitions of businesses, net of cash received	(195)	(77)	3
Investment in affiliates	—	(10)	—
Proceeds from disposition of assets	—	13	9
Other investing activities, net	4	—	0
Net cash used in investing activities	(627)	(476)	(349)
Financing Activities
Proceeds from issuance of long-term debt	—	—	600
Repayment of long-term debt	—	—	(600)
Proceeds from revolving credit facility borrowings	5,119	95	—
Repayment of revolving credit facility borrowings	(5,119)	(95)	—
Debt issuance costs	—	—	(12)
Premiums and fees related to early extinguishment of debt	—	—	(15)
Dividends paid	(149)	(132)	(115)
Repurchases of common stock	(262)	(742)	(286)
Employee taxes on certain share-based payment arrangements	(23)	(25)	(56)
Net cash used in financing activities	(434)	(899)	(484)
Change in cash and cash equivalents	(165)	(461)	(19)
Cash and cash equivalents, beginning of period	240	701	720
Cash and cash equivalents, end of period	$75	$240	$701
Supplemental Cash Flow Disclosure
Cash paid for income taxes	$137	$142	$223
Cash paid for interest	$75	$62	$72
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$22	$55	$33
Accrued repurchases of common stock	$—	$48	$2

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit B: Non-GAAP Measures Definitions & Reconciliations

We make reference to “segment operating income,” “segment operating margin,” "adjusted operating income," "adjusted operating margin," "adjusted segment operating income," "adjusted segment operating margin," "adjusted net earnings," "adjusted diluted earnings per share" and “free cash flow.”

We internally manage our operations by reference to segment operating income and segment operating margin, which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income and segment operating margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. They are measures that we use to evaluate our core operating performance. We believe that segment operating income and segment operating margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income and segment operating margin may not be comparable to similarly titled measures of other companies.

Adjusted operating income, adjusted operating margin, adjusted segment operating income, adjusted segment operating margin, adjusted net earnings and adjusted diluted earnings per share are not measures recognized under GAAP. They should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We believe these measures are useful to investors because they exclude items that do not reflect our core operating performance. They may not be comparable to similarly titled measures of other companies.

Free cash flow is not a measure recognized under GAAP. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. We believe free cash flow is an important measure for our investors because it provides them insight into our current and period-to-period performance and our ability to generate cash from continuing operations. We also use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. Free cash flow may not be comparable to similarly titled measures of other companies.

Segment operating income is defined as operating income for the relevant segment(s) before the Operating FAS/CAS Adjustment and non-current state income taxes.

Segment operating margin is defined as segment operating income as a percentage of sales and service revenues.

Adjusted operating income is defined as operating income adjusted for the impact of the goodwill impairment in the fourth quarter of 2019.

Adjusted operating margin is defined as adjusted operating income as a percentage of sales and service revenues.

Adjusted segment operating income is defined as segment operating income adjusted for the impact of the goodwill impairment in the fourth quarter of 2019.

Adjusted segment operating margin is defined as adjusted segment operating income as a percentage of sales and service revenues.

Adjusted net earnings is defined as net earnings adjusted for the impacts of the goodwill and long-lived asset impairments in the fourth quarter of 2019.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Adjusted diluted earnings per share is defined as adjusted net earnings divided by the weighted-average diluted common shares outstanding.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures net of related grant proceeds.

FAS/CAS Adjustment is defined as the difference between expenses for pension and other postretirement benefits determined in accordance with GAAP (FAS) and the expenses determined in accordance with U.S. Cost Accounting Standards (CAS).

Operating FAS/CAS Adjustment is defined as the difference between the service cost component of our pension and other postretirement expense determined in accordance with GAAP (FAS) and our pension and other postretirement expense under U.S. Cost Accounting Standards (CAS).

Non-current state income taxes are defined as deferred state income taxes, which reflect the change in deferred state tax assets and liabilities and the tax expense or benefit associated with changes in state uncertain tax positions in the relevant period. These amounts are recorded within operating income. Current period state income tax expense is charged to contract costs and included in cost of sales and service revenues in segment operating income.
 We present financial measures adjusted for the Operating FAS/CAS Adjustment and non-current state income taxes to reflect the company’s performance based upon the pension costs and state tax expense charged to our contracts under CAS. We use these adjusted measures as internal measures of operating performance and for performance-based compensation decisions.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliations of Segment Operating Income, Segment Operating Margin, Adjusted Segment Operating Income and Adjusted Segment Operating Margin

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2019	2018	2019	2018

Ingalls revenues	$702	$699	$2,555	$2,607
Newport News revenues	1,390	1,278	5,186	4,722
Technical Solutions revenues	369	267	1,309	988
Intersegment eliminations	(49)	(45)	(151)	(141)
Sales and Service Revenues	$2,412	$2,199	$8,899	$8,176

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2019	2018	2019	2018

Operating income	$186	$213	$736	$951
As a percentage of sales and service revenues	7.7%	9.7%	8.3%	11.6%
Non-segment factors affecting operating income:
Operating FAS/CAS adjustment	(30)	(72)	(124)	(290)
Non-current state income taxes	17	7	19	2
Segment Operating Income	$173	$148	$631	$663
As a percentage of total sales and service revenues	7.2%	6.7%	7.1%	8.1%

Ingalls segment operating income	$59	$84	$235	$313
As a percentage of Ingalls revenues	8.4%	12.0%	9.2%	12.0%
Newport News segment operating income	133	57	390	318
As a percentage of Newport News revenues	9.6%	4.5%	7.5%	6.7%
Technical Solutions segment operating Income (loss)	(19)	7	6	32
Adjustment for goodwill impairment	29	—	29	—
Adjusted Technical Solutions segment operating Income (loss)	10	7	35	32
As a percentage of Technical Solutions revenues	2.7%	2.6%	2.7%	3.2%
Adjusted Segment Operating Income	$202	$148	$660	$663
As a percentage of total sales and service revenues	8.4%	6.7%	7.4%	8.1%

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Adjusted Operating Income and Adjusted Operating Margin

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2019	2018	2019	2018

Operating income	$186	$213	$736	$951
As a percentage of sales and service revenues	7.7%	9.7%	8.3%	11.6%
Adjustment for goodwill impairment	29	—	29	—
Adjusted Operating Income	$215	$213	$765	$951
As a percentage of total sales and service revenues	8.9%	9.7%	8.6%	11.6%

Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings Per Share

	Three Months Ended		Year Ended
	December 31		December 31
(in millions, except per share amounts)	2019	2018	2019	2018

Net earnings	$149	$212	$549	$836
After-tax adjustment for goodwill and long-lived asset impairments(1)	31	—	31	—
Adjusted Net Earnings	$180	$212	$580	$836

Diluted earnings per share	$3.61	$4.94	$13.26	$19.09
After-tax adjustment for goodwill and long-lived asset impairments per share(1)	0.75	—	0.75	—
Adjusted Diluted EPS	$4.36	$4.94	$14.01	$19.09

(1) Goodwill and long-lived asset impairments	$35	$—	$35	$—
Tax effect*	4	—	4	—
After-tax effect	31	—	31	—
Weighted-Average Diluted Shares Outstanding	41.3	42.9	41.4	43.8
Per share impact**	$0.75	$—	$0.75	$—
*The income tax impact is calculated using the tax rate in effect for the relevant non-GAAP adjustment.
**Amounts may not recalculate exactly due to rounding.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Free Cash Flow

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2019	2018	2019	2018
Net cash provided by (used in) operating activities	$566	$648	$896	$914
Less capital expenditures:
Capital expenditure additions	(181)	(170)	(530)	(463)
Grant proceeds for capital expenditures	23	28	94	61
Free cash flow	$408	$506	$460	$512

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com